AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (“Agreement”) is made and entered into as of March 17, 2009, by and among Global Management Services, Inc., a Nevada corporation, with its principal office at 3540 W. Sahara Ave., Suite 20, Las Vegas, Nevada 89102 (“Global”), The Saint James Company, a North Carolina corporation, with its principal office at  Broadway Plaza, 520 Broadway, Suite 350, Santa Monica, California 90401 (“St. James”), and The Saint James New Zealand Wine Company, a newly-formed wholly-owned subsidiary of St. James (“Acquisition Sub”, and collectively, the “Parties”).

A.           St. James and Global intend to effect a reverse triangular merger (the “Merger”), pursuant to which Acquisition Sub will merge with and into Global and Global will survive.

B.           Prior to the Merger, Global shall have acquired Waimea Estates, Gravitas Wines and Lawson Dry Hills Wines (collectively, the “Acquisitions”).

C.           For federal income tax purposes, the parties intend that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Tax Code”).

In consideration of the foregoing and the representations, warranties and mutual covenants herein made, the parties hereby agree to the foregoing and as follows:

Section 1. Definitions.  Capitalized terms not otherwise defined herein have the meanings set forth in the attached Schedule 1.

Section 2. Merger.

(a) Effecting the Merger.  Upon the terms and subject to the conditions contained in this Agreement, at the Effective Time, Acquisition Sub shall be merged with and into Global, and the separate corporate existence of Acquisition Sub shall thereupon cease.

(b) Conversion of Shares.

(i) All of the shares of common stock of Global issued and outstanding on the Closing Date (“Global Shares”) shall, by virtue of the Merger and without any action on the part of Global, St. James, Acquisition Sub or the holders of the Global Shares, be converted into and become validly issued, fully paid and non-assessable shares of common stock of St. James (“St. James Shares”).  Each Global Share shall be converted into the amount of St. James Shares reflective of the fair value of the Global Shares (“Share Ratio”), such that the fair value of Global (immediately upon the consummation of the Acquisitions) shall be equivalent to the aggregate value of the St. James Shares (to be calculated using the Bloomberg Volume Weighted Average Price for the five trading days immediately preceding the Closing).  No fractional shares will be issued, and any right to receive a fractional share will be rounded-up to the nearest whole share.  Not less than 45 trading days preceding the Closing, the Parties shall agree upon a third party (the “Mutual Valuation Party”) to be engaged by them for the purpose of determining (the “Determination”) the fair value of the Global Shares and of Global.  If the Parties have failed to reach such agreement by such deadline, then, not less than 40 trading days preceding the Closing, each Party shall identify its own third party (each, an “Individual Valuation Party”) and provide the other Party with the name and full contact information thereof.  Upon such identification and not less than 30 trading days preceding the Closing, such two Individual Valuation Parties shall mutually designate a third party (the “Designated Valuation Party”), which designation shall be binding on the Parties and which Designated Valuation Party shall solely render the Determination.  If a Party shall not have fully complied with its contingent identification and notice obligations, as set forth above, then the non-breaching Party’s Individual Valuation Party shall solely render the Determination.  Each Valuation Party (whether by agreement, identification, or designation) shall be skilled and experienced in the field of business, combined businesses, and real property valuations.  The Mutual Valuation Party or the Designated Valuation Party, as applicable, shall provide the Determination to the Parties not less than five trading days immediately preceding the Closing.  The Parties shall bear their own costs in their respective attempts to agree upon the Mutual Valuation Party, in respect of their identification of an Individual Valuation Party, and in their respective Individual Valuation Party’s designation of the Designated Valuation Party.  The Parties shall equally bear the costs incurred by the Mutual Valuation Party or the Designated Valuation Party, as applicable, in its rendering the Determination.  The Parties shall have neither the right to challenge the appointment of the Designated Valuation Party nor to supplement the Determination.

(ii) At the Effective Time, the Global Shares will be deemed canceled and retired and will cease to exist, and each holder of a certificate for Global Shares will cease to have any rights with respect thereto; provided, however, that, following the Closing Date, upon surrender of an original stock certificate representing Global Shares, St. James will deliver a stock certificate for shares of common stock of St. James to which such person is entitled pursuant to the Share Ratio, bearing any necessary or appropriate restrictive legend.

(iii) If any certificate evidencing Global Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed and, if required by St. James, the posting of an indemnity bond, in such reasonable amount as St. James or the transfer agent may direct, as collateral security against any claim that may be made with respect to the certificate, St. James will issue in exchange for the lost, stolen or destroyed certificate the applicable number of shares of St. James common stock.

Section 3. Closing Date.  On the terms and subject to the conditions of this Agreement, the closing of the Merger (the “Closing”) shall take place at the offices of Baker & Hostetler, LLP, 600 Anton Boulevard, Suite 900, Costa Mesa, California, 92626, immediately upon the consummation of the Acquisitions or such other time, date or place as St. James and Global may otherwise agree (the “Closing Date”).

Section 4. Termination.  This Agreement may be terminated:

(i) By St. James at any time prior to the consummation of the Acquisitions, by five (5) days’ prior written notice to each of the other Parties; or

(ii) at any time prior to Closing, by mutual written consent of Global, St. James and Acquisition Sub.

Section 5. Global’s Representations and Warranties.  Global represents and warrants to St. James that the statements contained in this Section will be true and correct as of the Closing Date, and will not contain any facts, or omit any facts, that render the statements herein to be misleading, except (i) where any variation would not be reasonably likely to have an Adverse Effect, and (ii) as set forth herein and in the disclosure schedule delivered by Global to St. James (the “Global Schedule”), arranged in sections corresponding to the paragraphs in this Section; the disclosure in any section or paragraph will qualify other paragraphs in this Section to the extent that it is reasonably apparent from a reading of the disclosure that it also qualifies or applies to such other paragraphs.

(a) Organization.  Global is a corporation validly existing and in good standing under the laws of the State of Nevada and has all requisite power and authority and possesses all necessary governmental approvals necessary to own, lease and operate its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby.  Global is duly qualified to do business and is in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have an Adverse Effect.  Certified copies of the Articles of Incorporation of Global, as amended to date, have been made available to St. James, are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof.  Global is not in violation of any of the provisions of its Articles of Incorporation or Bylaws.

(b) Capitalization.

(i) Global’s authorized capital stock consists solely of [____________] shares of common stock, par value $[_____].

(ii) There are [__________] shares of common stock issued and outstanding and no shares held in the treasury of Global.  All of the issued and outstanding shares of Global common stock were duly and validly issued and fully paid, are non-assessable and free of preemptive rights, and were issued in compliance with all applicable state and federal securities laws.

(iii) There are no outstanding (A) options, warrants, or other rights to purchase from Global any capital stock of Global; (B) debt securities or instruments convertible into or exchangeable for shares of such stock; or (C) commitments of any kind for the issuance of additional shares of capital stock or options, warrants or other securities of Global.

(c) No Subsidiaries.  Global does not own any capital stock or other equity interest in any corporation, partnership, joint venture or other entity.

(d) Authorization.  Global has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by Global and the consummation by Global of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate and/or stockholder action by Global and no other corporate proceedings on the part of Global and no other stockholder vote or consent is necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by Global.  This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which Global is a party constitute the valid and legally binding obligations of Global, enforceable against Global in accordance with their respective terms, except as may be limited by principles of equity or applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors generally.  The execution, delivery and performance by Global of this Agreement and the agreements provided for herein, and the consummation by Global of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, violate the provisions of the Articles of Incorporation or Bylaws of Global, or to Global’s Knowledge (i) violate the provisions of any law, rule or regulation applicable to Global, (ii) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (iii) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of Global pursuant to, any indenture, mortgage, deed of trust or other instrument or agreement to which Global is a party or by which Global or any of its properties is or may be bound.

(e) No Conflict.  The execution and delivery of this Agreement by Global does not require any consent or approval under, result in any breach of, result in any loss of any benefit under, or constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under; give to others any right of termination, vesting, amendment, acceleration or cancellation of; or result in the creation of any lien or encumbrance on any property or asset of Global pursuant to; any material agreement of Global or other instrument or obligation of Global.

(f) Litigation.  There is no action, suit, legal or administrative proceeding or investigation pending or, to Global’s Knowledge, threatened against or involving Global (either as a plaintiff or defendant) before any court or governmental agency, authority, body or arbitrator.  There is not in existence on the date hereof any order, judgment or decree of any court, tribunal or agency to Global’s Knowledge enjoining or requiring Global to take any action of any kind with respect to its business, assets or properties.

(g) Insurance.  The Global Schedule sets forth a listing of all current Global insurance policies.  All current insurance policies are in full force and effect, are in amounts of a nature that are adequate and customary for Global’s business, and to Global’s Knowledge are sufficient for compliance with all legal requirements and agreements to which it is a party or by which it is bound.  All premiums due on current policies or renewals have been paid, and there is no material default under any of the policies.

(h) Personal Property.  Global has good and marketable title to all of its tangible personal property free and clear of all liens, leases, encumbrances, claims under bailment and storage agreements, equities, conditional sales contracts, security interests, charges, and restrictions, except for liens, if any, for personal property taxes not due.  Such property is used by Global in the ordinary course of its business and is sufficient for continued conduct of Global’s business after the Closing Date in substantially the same manner as conducted prior to the Closing Date.  Such property is in good operating condition and repair, normal wear and tear excepted, and normal maintenance has been performed.

(i) Intangible Property.  Global is the sole and exclusive owner of all right, title and interest in and to all material items of intangible property (including formula and process know-how) necessary for the operation of all material aspects of Global’s business as it is currently conducted free and clear of all liens, security interests, charges, encumbrances, equities or other adverse claims.  Global has the right and authority to use, and to continue to use after the Closing Date, such property in connection with the conduct of its business in the manner presently conducted, and to its Knowledge such use or continuing use does not and will not materially infringe upon or violate any rights of any other person.

(j) Tax Matters.  Within the times and in the manner prescribed by law, Global has filed all federal, state and local tax returns and all tax returns for other governing bodies having jurisdiction to levy taxes upon it that are required to be filed.  Global has paid all taxes, interest, penalties, assessments and deficiencies that have become due, including without limitation income, franchise, real estate, and sales and withholding taxes.  No examinations of the federal, state or local tax returns of Global are currently in progress or threatened and no deficiencies have been asserted or to its Knowledge assessed against Global as a result of any audit by the Internal Revenue Service or any state or local taxing authority and no such deficiency has been proposed or threatened.

(k) Books and Records.  The general ledger and books of account of Global, all minute books of Global, all federal, state and local income, franchise, property and other tax returns filed by Global, all of which have been made available to St. James, are in all material respects complete and correct and have been maintained in accordance with good business practice and in accordance with all applicable procedures required by laws and regulations.

(l) Contracts and Commitments.  The Global Schedule lists all material contracts and agreements to which Global is a party, whether written or oral, other than those between Global and St. James.  Each such contract is a valid and binding agreement of Global, enforceable against Global in accordance with its terms, is in full force and effect and represents the material terms of the agreement between the respective parties.  Global has materially complied with all obligations required pursuant to such contracts to have been performed by Global on its part and neither Global nor, to its knowledge, any other party to such contract is in breach of or default in any material respect under any such contract.

(m) Compliance with Laws.  Global has all requisite licenses, permits and certificates, including environmental, health and safety permits, from federal, state and local authorities necessary to conduct its business as currently conducted and own and operate its assets, except where the failure to have such permits would not reasonably be expected to have an Adverse Effect.  Global is not in violation of any federal, state or local law, regulation or ordinance (including, without limitation, laws, regulations or ordinances relating to building, zoning, environmental, disposal of hazardous waste, land use or similar matters) relating to its business or its properties.

(n) Employee Benefit Plans.  The Global Schedule lists all employee benefit plans as defined in ERISA Section 3(3), and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and all material unexpired severance agreements with any current or former employee of Global.  With respect to such plans, individually and in the aggregate, no event has occurred and, to its Knowledge, there exists no condition or set of circumstances in connection with which Global could be subject to any liability that is reasonably likely to have an Adverse Effect under ERISA, the Tax Code or any other applicable law.

(o) Indebtedness to and from Affiliates.  Global is not indebted, directly or to its Knowledge indirectly, to any officer, director or 10% stockholder of Global in any amount other than for salaries for services rendered or reimbursable business expenses, and no such person is indebted to Global except for advances made to employees of Global in the ordinary course of business to meet reimbursable business expenses.

(p) Banking Facilities.  The Global Schedule sets forth a true, correct, and complete list of:  (i) each bank, savings and loan or similar financial institution in which Global has an account or safety deposit box and the numbers of the accounts or safety deposit boxes maintained by Global thereat; and (ii) the names of all signatories authorized to draw on each such account or to have access to any such safety deposit box facility.

(q) Regulatory Approvals.  All consents, approvals, authorizations or other requirements prescribed by any law, rule or regulation that must be obtained or satisfied by Global and that are necessary for the execution and delivery by Global of this Agreement or any documents to be executed and delivered by Global in connection therewith have been, or prior to the Closing Date will be, obtained and satisfied.

(r) No Brokers.  No broker or finder has acted for Global in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder’s fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of Global.

(s) Disclosure.  The information concerning Global set forth in this Agreement, the exhibits and schedules hereto, and any document, statement or certificate furnished or to be furnished in connection herewith does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they are made, not false or misleading.

(t) Tax Treatment.  Neither Global nor, to the Knowledge of Global, any of its Affiliates has taken or agreed to take action that would prevent the Merger Transactions from constituting a reorganization qualifying under the provisions of Section 368 of the Tax Code.

Section 6. St. James’ and Acquisition Sub’s Representations and Warranties. Each of St. James and Acquisition Sub represents and warrants to Global and the surviving corporation that the statements contained in this Section will be true and correct as of the Closing Date and will not contain any facts, or omit any facts, that render the statements herein to be misleading, except (i) where any variation would not be reasonably likely to have an Adverse Effect, and (ii) as set forth herein and in the disclosure schedule delivered by St. James and Acquisition Sub to Global (the “St. James Schedule”), arranged in sections corresponding to the paragraphs in this Section; the disclosure in any section or paragraph will qualify other paragraphs in this Section to the extent that it is reasonably apparent from a reading of the disclosure that it also qualifies or applies to such other paragraphs.

(a) Organization.

(i) St. James is a corporation validly existing and in good standing under the laws of the State of North Carolina and has all requisite power and authority and possesses all necessary governmental approvals necessary to own, lease and operate its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby.  St. James is duly qualified to do business and is in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have an Adverse Effect.  Certified copies of the Articles of Incorporation and Bylaws, as amended to date, have been made available to Global, are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof.  St. James is not in violation of any of the provisions of its Articles of Incorporation or Bylaws.

(ii) Acquisition Sub is a corporation validly existing and in good standing under the laws of the State of Nevada and has all requisite power and authority and possesses all necessary governmental approvals necessary to own, lease and operate its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby.  Certified copies of the Articles of Incorporation and Bylaws, as amended to date, have been made available to Global, are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof.  Acquisition Sub is not in violation of any of the provisions of its Articles of Incorporation or Bylaws.

(b) Capitalization.

(i) St. James’ authorized capital stock consists of fifty million (50,000,000) shares of common stock, $0.001 par value, and six hundred fifty thousand (650,000) shares of preferred stock, $.50 par value.

(ii) There are 11,999,057 shares of common stock issued and outstanding, no shares of preferred stock of St. James are issued and outstanding, and no shares of common stock of St. James are held in the treasury of St. James.  All of the issued and outstanding shares of common stock of St. James were duly and validly issued and fully paid, are non-assessable and free of preemptive rights, and were issued in compliance with all applicable state and federal securities laws.

(iii) Except as set forth on the St. James Schedule, there are no outstanding (A) options, warrants, or other rights to purchase from St. James any capital stock of St. James or Acquisition Sub; (B) debt securities or instruments convertible into or exchangeable for shares of such stock; or (C) commitments of any kind for the issuance of additional shares of capital stock or options, warrants or other securities of St. James or Acquisition Sub.

(iv) St. James owns all of the outstanding capital stock of Acquisition Sub, free and clear of all liens or other encumbrances.

(c) No Subsidiaries.  Except for Acquisition Sub, St. James does not own any capital stock or other equity interest in any corporation, partnership, joint venture or other entity.

(d) Authorization.  Each of St. James and Acquisition Sub has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by St. James and Acquisition Sub and the consummation by St. James and Acquisition Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action by St. James and Acquisition Sub, respectively, and no other corporate proceedings on the part of St. James or Acquisition Sub, respectively, and no stockholder vote or consent is necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by St. James and Acquisition Sub.  This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which St. James or Acquisition Sub is a party constitute the valid and legally binding obligations of St. James and Acquisition Sub, respectively, enforceable against St. James and Acquisition Sub, respectively, in accordance with its terms, except as may be limited by principles of equity or applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors generally.  The execution, delivery and performance by St. James and Acquisition Sub of this Agreement and the agreements provided for herein, and the consummation by St. James and Acquisition Sub of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, violate the provisions of the Articles of Incorporation or Bylaws of St. James or Acquisition Sub or, to St. James’ or Acquisition Sub’s Knowledge, (i) violate the provisions of any law, rule or regulation applicable to St. James or Acquisition Sub, (ii) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (iii) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of St. James or Acquisition Sub pursuant to, any indenture, mortgage, deed of trust or other instrument or agreement to which St. James or Acquisition Sub is a party or by which St. James or Acquisition Sub or any of their respective properties is or may be bound.

(e) No Conflict.  The execution and delivery of this Agreement by St. James and Acquisition Sub does not require any consent or approval under, result in any breach of, any loss of any benefit under or constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of any lien or encumbrance on any property or asset of St. James or Acquisition Sub pursuant to any material agreement of St. James or Acquisition Sub or other instrument or obligation of St. James or Acquisition Sub.

(f) Absence of Liabilities.  Except as set forth on its balance sheet as of March 31, 2008, as set forth in its Quarterly Report on Form 10-Q for the period ended September 30, 2008, as filed with the Securities and Exchange Commission, St. James does not have any liability or obligation, secured or unsecured, whether accrued, absolute, contingent, unasserted or otherwise, which exceeds $1,000, not including legal and accounting expenses incurred pursuant to the Merger.  Acquisition Sub has no liabilities or obligations.

(g) Litigation.  There is no action, suit, legal or administrative proceeding or investigation pending or, to St. James’ Knowledge, threatened against or involving St. James or Acquisition Sub (either as a plaintiff or defendant) before any court or governmental agency, authority, body or arbitrator.  There is not in existence on the date hereof any order, judgment or decree of any court, tribunal or agency to St. James’ Knowledge enjoining or requiring St. James or Acquisition Sub to take any action of any kind with respect to its business, assets or properties.

(h) Tax Matters.  Within the times and in the manner prescribed by law, St. James has filed all federal, state and local tax returns and all tax returns for other governing bodies having jurisdiction to levy taxes upon it which are required to be filed.  St. James has paid all taxes, interest, penalties, assessments and deficiencies which have become due, including without limitation income, franchise, real estate, and sales and withholding taxes.  No examinations of the federal, state or local tax returns of St. James are currently in progress nor threatened and no deficiencies have been asserted or to its Knowledge assessed against St. James as a result of any audit by the Internal Revenue Service or any state or local taxing authority and no such deficiency has been proposed or threatened.

(i) Books and Records.  The general ledger and books of account of St. James, all minute books of St. James, all federal, state and local income, franchise, property and other tax returns filed by St. James, all reports and filings with the SEC by St. James, all of which have been made available to Global, are in all material respects complete and correct and have been maintained in accordance with good business practice and in accordance with all applicable procedures required by laws and regulations.

(j) Contracts and Commitments.  There are no material contracts to which St. James is a party other than those specified in its filings with the SEC.  Acquisition Sub is not a party to any material contract.

(k) Compliance with Laws.  St. James has all requisite licenses, permits and certificates, including environmental, health and safety permits, from federal, state and local authorities necessary to conduct its business as currently conducted and own and operate its assets, except where the failure to have such permits would not reasonably be expected to have an Adverse Effect.  St. James is not in violation of any federal, state or local law, regulation or ordinance (including, without limitation, laws, regulations or ordinances relating to building, zoning, environmental, disposal of hazardous waste, land use or similar matters) relating to its business or its properties.

(l) Employee Benefit Plans.  Except as disclosed in its filings with the SEC, St. James has no (A) employee benefit plans as defined in ERISA Section 3(3), (B) bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance or other similar employee benefit plans, or (C) material unexpired severance agreements with any current or former employee of St. James.  With respect to such plans, individually and in the aggregate, no event has occurred and, to its Knowledge, there exists no condition or set of circumstances in connection with which St. James could be subject to any liability that is reasonably likely to have an Adverse Effect under ERISA, the Tax Code or any other applicable law.

(m) Indebtedness to and from Affiliates.  St. James is not indebted, directly or to its Knowledge indirectly, to any officer, director or 10% stockholder of St. James in any amount other than for salaries for services rendered or reimbursable business expenses, and no such person is indebted to St. James except for advances made to employees of St. James in the ordinary course of business to meet reimbursable business expenses.

(n) Banking Facilities.  St. James has no account or safety deposit box at any bank, savings and loan or similar financial institution or other similar facility.

(o) Regulatory Approvals.  All consents, approvals, authorizations or other requirements prescribed by any law, rule or regulation that must be obtained or satisfied by St. James  and Acquisition Sub and that are necessary for the execution and delivery by St. James and Acquisition Sub of this Agreement or any documents to be executed and delivered by St. James and Acquisition Sub in connection therewith have been obtained and satisfied.

(p) No Brokers.  No broker or finder has acted for St. James or Acquisition Sub in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder’s fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of St. James or Acquisition Sub.

(q) Disclosure.  The information concerning each of St. James and Acquisition Sub set forth in its reports and filings with the SEC, this Agreement, the exhibits and schedules hereto, and any document, statement or certificate furnished or to be furnished in connection herewith (as applicable) does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they are made, not false or misleading.

(r) SEC and State Securities Law Filings.

(i) St. James has timely and properly filed all forms, reports and documents required to be filed with the SEC since formation of St. James.  At the time filed or, with respect to registration statements filed with the SEC under the Securities Act, as of the effective date thereof, all such filings (A) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (B) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such filings or necessary in order to make the statements in such filings, in the light of the circumstances under which they were made, not misleading.

(ii) Each of the financial statements (including, in each case, any related notes) contained in St. James’ SEC filings complied as to form in all material respects with the applicable rules and regulations with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly presented the financial position of St. James as of the dates and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

(s) Tax Treatment.  Neither St. James nor, to the Knowledge of St. James, any of its Affiliates has taken or agreed to take action that would prevent the Merger Transactions from constituting a reorganization qualifying under the provisions of Section 368 of the Tax Code.

Section 7. Conditions to the Merger.  The respective obligation of each party to effect the Merger and the other transactions contemplated herein shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived, in whole or in part by the parties hereto, to the extent permitted by applicable law:

(a) The Acquisitions shall have been consummated.

(b) No party shall have exercised any termination right.

(c) Any governmental or third party approvals required to effect the Merger Transactions shall have been obtained.

Section 8. Global’s Conditions to the Merger.  The obligation of Global to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by Global:

(a) Each of the representations and warranties of St. James and Acquisition Sub contained in this Agreement shall be true and correct as of the date of this Agreement, except to the extent that any changes, circumstances or events making such representations and warranties not true or correct would not, individually or in the aggregate, constitute an Adverse Effect.

(b) St. James and Acquisition Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it.

(c) From the date of this Agreement through the Effective Time, there shall not have occurred any change, circumstance or event concerning St. James or Acquisition Sub that has had or could be reasonably likely to have an Adverse Effect.

Section 9. St. James and Acquisition Sub’s Conditions.  The obligations of St. James and Acquisition Sub to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by St. James:

(a) Each of the representations and warranties of Global contained in this Agreement shall be true and correct as of the date of this Agreement, except to the extent that any changes, circumstances or events making such representations and warranties not true or correct would not, individually or in the aggregate, constitute an Adverse Effect.

(b) Global shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c) From the date of this Agreement through the Effective Time, there shall not have occurred any change, circumstance or event concerning Global and each of the parties subject to the Acquisitions by Global that has had or could be reasonably likely to have an Adverse Effect.

(d) Global shall have obtained such financing as is required for it to consummate the Acquisitions and St. James shall have acquired sufficient financing, in its sole and absolute discretion, to operate the acquired businesses in accordance with its business plan.

(e) Global shall have obtained, and thereupon shall have delivered to St. James, financial statements in respect of each of the Acquisitions in form and substance sufficient then and there for inclusion by St. James in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission within four business days of Closing.

(f) St. James shall have conducted such financial and business due diligence in reap sect of the Acquisitions and shall have been satisfied, in its sole and absolute discretion, therewith.

(g) St. James shall not have disagreed with the Determination.

(h) Each of the Acquisitions shall have been consummated.

(i) St. James shall have received from each holder of shares of Global capital stock (1) an investor suitability questionnaire in form and substance satisfactory to St. James, containing customary investment representations and certifying that such holder is an “accredited investor” as defined in Regulation D of the Securities Act or (2) confirmation of receipt of the appropriate disclosures required pursuant to Rule 506 under Regulation D of the Securities Act.

Section 10. Indemnification.  All rights to indemnification by Global and St. James existing in favor of each individual who is an officer or director of Global or St. James of the date of this Agreement (each such individual, an “Indemnified Person”) for his acts and omissions as a director or officer of Global or St. James occurring prior to the Effective Time, as provided in Global or St. James' Articles of Incorporation or Bylaws (as in effect as of the date of this Agreement) shall survive the Merger Transactions and shall continue in full force and effect (to the fullest extent such rights to indemnification are available under and are consistent with applicable law) for a period of six years from the Closing Date.

Section 11. Confidentiality.  Each party shall ensure that any nonpublic information provided to it by any other party in confidence shall be treated as strictly confidential and that all such confidential information that each party or any of its respective officers, directors, employees, attorneys, agents, investment bankers, or accountants may now possess or may hereinafter create or obtain relating to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of the other such parties, any affiliate thereof, or any customer or supplier thereof shall not be published, disclosed, or made accessible by any of them to any other person at any time or used by any of them, in each case without the prior written consent of the other party; provided, however, that the restrictions of this Section shall not apply (a) as may otherwise be required by law, (b) as may be necessary or appropriate in connection with the enforcement of this Agreement, or (c) to the extent such information was in the public domain when received or thereafter enters the public domain other than because of disclosures by the receiving party.  Each such party shall, and shall cause all of such other persons who received confidential information, from time to time to deliver to the disclosing party all tangible evidence of such confidential information to which the restrictions of this Section apply upon written request.

Section 12. Miscellaneous.

(a) Survival.  The representations and warranties of the parties will terminate at the Effective Time and only those covenants that by their terms survive the Effective Time shall survive the Effective Time.  This Section 12 shall survive the Effective Time.

(b) Press Releases and Public Announcements.  No party will issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other party; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law or any listing requirement or trading agreement.

(c) No Third-Party Beneficiaries.  This Agreement will not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

(d) Notices.  All notices required or permitted under this Agreement will be in writing and will be given by certified or regular mail or by any other reasonable means (including personal delivery, facsimile, or reputable express courier) to the party to receive notice at the following addresses or at such other address as any party may, by notice, direct:

To St. James or	The Saint James Company
Acquisition Sub:	The Saint James New Zealand Wine Company
Broadway Plaza
520 Broadway, Suite 350
Santa Monica, CA  90401
Fax number:  310-___-____

To Global:	Global Management Services, Inc.
3540 W. Sahara Ave., Suite 20
Las Vegas, Nevada 89102
Fax number:  702-___-____

All notices given by certified mail will be deemed as given on the delivery date shown on the return mail receipt, and all notices given in any other manner will be deemed as given when received.

(e) Waiver.  The rights and remedies of the parties to this Agreement are cumulative and not alternative.  Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.  To the maximum extent permitted by applicable law, (a) no claim or right arising from this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the waiving party, (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given, and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

(f) Further Assurances.  The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and of the documents referred to in this Agreement.

(g) Successors and Assigns.  This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.  No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party, which may be granted or withheld at the sole discretion of such other party.  Any unauthorized assignment is void.

(h) Severability.  Any provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

(i) Expenses.  Each party will pay all fees and expenses (including, without limitation, legal and accounting fees and expenses) incurred by such party in connection with the transactions contemplated by this Agreement.

(j) Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws.

(k) Counterparts; Signatures.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which will be one and the same document.  Facsimiles and electronic copies in portable document format (“PDF”) containing original signatures shall be deemed for all purposes to be originally signed copies of the documents that are the subject of such facsimiles or PDF versions.

(l) Entire Agreement.  This Agreement, the schedules and exhibits hereto, and the agreements and instruments to be delivered by the parties on Closing represent the entire understanding and agreement between the parties and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger as of the date first above written.

THE SAINT JAMES COMPANY

By:
Name: Wayne Gronquist
Title: Chief Executive Officer

THE SAINT JAMES NEW ZEALAND WINE COMPANY

By:
Name: Wayne Gronquist
Title: Chief Executive Officer

GLOBAL MANAGEMENT SERVICES, INC.

By:
Name:
Title:

Schedule 1

Definitions

“Adverse Effect” means, with respect to each party, any effect or change that would have a material adverse effect on the results of operations, financial condition, assets, properties or business of the party, taken as a whole, or on the ability of the party to consummate timely the transactions contemplated hereby.

“Affiliate” has the meaning set forth in Exchange Act Rule 12b-2.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Effective Time” means the time of acceptance for record of the Articles of Merger by the Secretary of State of the State of Nevada in accordance with the Nevada Revised Statute (but not earlier than the Closing Date) or at such later time that the parties hereto shall have agreed upon and designated in such filing in accordance with applicable law as the effective time of the Merger.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Knowledge” means the actual knowledge of the executive officers of a party, without independent investigation.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

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